United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 20, 2018

Date of Report (Date of earliest event reported)

Union Bridge Holdings Limited
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55731	32-0440076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Rm. 1205, 12/F, Harcourt House 39 Gloucester Road Wanchai, Hong Kong	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (852) 2468-3012

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward Looking Statements

This Press Release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “would,” “expect,” “plan,” “project,” “anticipate,” “estimate,” “believe,” or “think.” Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

Investors should carefully consider these risks and review the risk factor disclosure and other information, including the Company’s financial statements and the notes thereto, set forth in the reports and other documents the Company files with the SEC available at www.sec.gov.

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Item 8.01 Other Events.

On April 20, 2018, Phoenix Creation Global Limited (“Phoenix”), a subsidiary of Union Bridge Holdings Limited (the “Company”), entered into a Letter of Intent (the “LOI”) with Shenyang Shenhe Yixi Home Care Service Center (“Shenyang Yixi”) to enter into a joint venture (the “JV”) to promote the development of the elderly care business in China, in which Phoenix would own 65% and Shenyang Yixi would own 35%.

Shenyang Yixi operates 12 community elderly day-care centers (elderly day-care centers or activity centers) and a district home-care service center (a home-based elderly care center to provide service to the elderly at home) in Shenyang, Liaoning Province, China, which are owned by the government.

Shenyang Yixi has rented a building in Shenyang since 2016 to be renovated to operate as a nursing (elderly) care facility. The construction has been partially completed and partially paid for and is expected to be completed in first quarter of 2019. Shenyang Yixi would contribute this project to the new JV, which would complete the remaining construction work and operate the facility.

The parties estimate that the total remaining construction cost and rental expenses to be paid for the nursing care facility will be approximately RMB 31 million, and annual operation costs will be approximately RMB 8 million.

Shenyang Yixi would be responsible for the operation of the JV’s nursing care facility. Phoenix would be responsible for providing or arranging the funding for the construction and rental costs.

Shenyang Yixi also agreed to contribute the business of the 12 community elderly day-care centers and the district home-care service center that it operates to the JV. Shenyang Yixi also expects that the JV may be granted by the government the right to operate at least 15 additional elderly day-care centers in Shenyang by the end of 2018.

The parties intend to conduct due diligence over a 60-day period and will endeavor to enter into a definitive agreement for the JV within 30 days after that.

There can be no assurance that:

•	Our due diligence review will be acceptable to us;

•	We will successfully negotiate definitive agreements for the JV;

•	The JV will be able to obtain all necessary government permits for the project;

•	We will be able to obtain or arrange all necessary financing for development, construction and operation of the project on economic terms;

•	The JV will be given the right to operate any additional elderly day-care centers; or

•	The JV will be able to successfully manage the development, construction and operation of the project.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2018

UNION BRIDGE HOLDINGS LIMITED

By:	/s/ Joseph Ho
Name:	Joseph Ho
Title:	Chief Executive Officer

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